Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2021 Results; Increases Quarterly Dividend to $0.25 Per Share

Full Year Overview

>	Total Revenues of $992 million, down 6% from a year ago
>	GAAP Pretax Income of $219 million and Adjusted Pretax Income of $242 million
>	GAAP Diluted EPS of $3.99 and Adjusted EPS of $4.44

Fourth Quarter Overview

>	Total Revenues of $313 million, down 3% from a year ago
>	GAAP Pretax Income of $75 million and Adjusted Pretax Income of $81 million
>	GAAP Diluted EPS of $1.32 and Adjusted EPS of $1.52

Investments and Capital Management

>	2021 Strategic Advisory headcount increased 19%, with overall firm headcount up 11%
>	Repurchased a record 3.2 million share equivalents during the year
>	Returned $3.20 through ordinary and special dividends
>	Announced an increase in our regular quarterly dividend from $0.05 to $0.25
>	Ended the year with $200 million of cash, cash equivalents and short-term investments

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our Strategic Advisory, PJT Park Hill and PJT Camberview businesses all delivered record performance in 2021. This strength was offset by a stepdown in Restructuring revenues, reflecting a challenging market backdrop for restructuring activity following an extraordinary run up in 2020. With restructuring declines essentially behind us, our firm is well positioned to resume its long-term growth trajectory, with Strategic Advisory, PJT Park Hill and PJT Camberview all set to deliver strong performance in 2022.”

New York, February 1, 2022: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the full year and quarter ended December 31, 2021.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2021 and 2020:

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
	(Dollars in Millions)
Revenues
Advisory	$232.6	$260.8	(11%)	$762.7	$872.3	(13%)
Placement	79.1	56.2	41%	216.7	162.2	34%
Interest Income & Other	1.6	5.0	(69%)	12.5	17.8	(30%)
Total Revenues	$313.3	$322.0	(3%)	$991.9	$1,052.3	(6%)

Year Ended

Total Revenues decreased 6% to $992 million for the year ended December 31, 2021 from $1.05 billion for the prior year.

Advisory Revenues decreased 13% to $763 million for the year from $872 million for the prior year. A significant decrease in restructuring revenues from the prior year’s record levels was mostly offset by record-setting strategic advisory performance in 2021.

Placement Revenues increased 34% to $217 million for the year from $162 million for the prior year. The increase in Placement Revenues was driven by a significant increase in corporate placements as well as increased fund placement activity.

Three Months Ended

Total Revenues decreased 3% to $313 million for fourth quarter 2021 from $322 million for the prior year quarter.

Advisory Revenues decreased 11% to $233 million for the current quarter from $261 million for the prior year quarter. A significant decrease in restructuring revenues from the prior year’s record levels was mostly offset by record-setting strategic advisory performance in the fourth quarter.

Placement Revenues increased 41% to $79 million for the current quarter from $56 million for the prior year quarter. The increase in Placement Revenues was driven by a significant increase in corporate placements.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021		2020
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$640.0	$625.2	$683.4	$668.7
% of Revenues	64.5%	63.0%	64.9%	63.5%
Non-Compensation	$132.5	$124.5	$120.9	$112.6
% of Revenues	13.4%	12.5%	11.5%	10.7%
Total Expenses	$772.5	$749.6	$804.3	$781.4
% of Revenues	77.9%	75.6%	76.4%	74.3%
Pretax Income	$219.4	$242.3	$248.0	$270.9
% of Revenues	22.1%	24.4%	23.6%	25.7%

	Three Months Ended December 31,
	2021		2020
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$205.2	$201.0	$197.7	$194.0
% of Revenues	65.5%	64.2%	61.4%	60.3%
Non-Compensation	$33.3	$31.3	$29.6	$27.6
% of Revenues	10.6%	10.0%	9.2%	8.6%
Total Expenses	$238.4	$232.3	$227.4	$221.6
% of Revenues	76.1%	74.1%	70.6%	68.8%
Pretax Income	$74.8	$81.0	$94.6	$100.4
% of Revenues	23.9%	25.9%	29.4%	31.2%

Compensation and Benefits Expense

Year Ended

GAAP Compensation and Benefits Expense was $640 million for the year ended December 31, 2021 compared with $683 million for the prior year. Adjusted Compensation and Benefits Expense was $625 million for the current year compared with $669 million for the prior year. The adjusted compensation accrual rate decreased from 63.5% in 2020 to 63.0% in 2021.

Three Months Ended

GAAP Compensation and Benefits Expense was $205 million for fourth quarter 2021 compared with $198 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $201 million for the current quarter compared with $194 million for the prior year quarter. The Company accrued at a higher rate during the fourth quarter compared with the prior year.

Non-Compensation Expense

Year Ended

GAAP Non-Compensation Expense was $132 million for the year ended December 31, 2021 compared with $121 million for the prior year. Adjusted Non-Compensation Expense was $124 million for the current year compared with $113 million for the prior year.

Non-Compensation Expense increased during the current year compared with the prior year, primarily driven by increases in Professional Fees, Communications and Information Services and Travel and Related. Professional Fees increased primarily due to higher senior advisor and recruiting expenses. The increase in Communications and Information Services was primarily driven by investments in technology infrastructure. Travel and Related increased during the current year due to increased levels of activity compared with the prior year, although such activity remains below pre-COVID levels.

Three Months Ended

GAAP Non-Compensation Expense was $33 million for fourth quarter 2021 compared with $30 million for the prior year quarter. Adjusted Non-Compensation Expense was $31 million for the current quarter compared with $28 million for the prior year quarter.

Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily driven by increases in Travel and Related and Other Expenses, partially offset by a decrease in Professional Fees. Travel and Related increased during the current quarter due to increased levels of activity compared with the same period a year ago, although such activity remains below pre-COVID levels. Other Expenses reflects a higher allowance for doubtful accounts during the current quarter. Professional Fees decreased primarily due to a reduction in senior advisor accruals.

Provision for Taxes

As of December 31, 2021, PJT Partners Inc. owned 61.6% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the years ended December 31, 2021 and 2020 was 13.4% and 14.3%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the year ended December 31, 2021 was 22.3% compared with 24.8% for the prior year. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, and tax benefit recorded pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).

Capital Management and Balance Sheet

As of December 31, 2021, the Company held cash, cash equivalents and short-term investments of $200.5 million, and had no funded debt.

On February 1, 2021, the Company’s Board of Directors authorized a $150 million increase to the Company’s Class A common stock repurchase program. As of December 31, 2021, the Company’s remaining repurchase authorization was $83.1 million.

During the fourth quarter 2021, the Company repurchased 168 thousand Partnership Units for cash as a result of Partnership Unit exchanges, 113 thousand shares of Class A common stock pursuant to the share repurchase program and net share settled 28 thousand shares to satisfy employee tax obligations. During the fourth quarter 2021, the total share equivalent repurchases were 309 thousand shares at an average price of $79.49 per share. During the year ended December 31, 2021, the total share equivalent repurchases were 3.2 million shares at an average price of $72.76 per share.

The Company intends to repurchase 103 thousand Partnership Units for cash on February 8, 2022 at the volume-weighted average price per share of the Company’s Class A common stock on February 3, 2022.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock, an increase from the previous ordinary dividend of $0.05 per share of Class A common stock. The $0.25 dividend will be paid on March 23, 2022 to Class A common stockholders of record on March 9, 2022.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 1, 2022 at 8:30 a.m. ET to discuss its full year and fourth quarter 2021 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 458-4121 (U.S. domestic) or +1 (720) 543-0206 (international), passcode 8376363. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 8376363.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms during the outbreak of COVID-19 (coronavirus); (d) the impact of catastrophic events, such as COVID-19, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off and acquisition of CamberView Partners

Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.’s (“Blackstone”) initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense, amortization expense and tax benefit recorded pursuant to the CARES Act.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Advisory	$232,599	$260,756	$762,723	$872,286
Placement	79,081	56,211	216,692	162,237
Interest Income and Other	1,586	5,036	12,530	17,777
Total Revenues	313,266	322,003	991,945	1,052,300
Expenses
Compensation and Benefits	205,174	197,743	640,040	683,393
Occupancy and Related	8,898	8,405	34,686	34,282
Travel and Related	4,094	966	9,073	7,345
Professional Fees	3,193	6,937	27,209	23,014
Communications and Information Services	4,512	4,094	18,060	14,669
Depreciation and Amortization	4,215	3,826	15,750	15,055
Other Expenses	8,341	5,403	27,678	26,581
Total Expenses	238,427	227,374	772,496	804,339
Income Before Provision for Taxes	74,839	94,629	219,449	247,961
Provision for Taxes	10,721	13,236	29,494	35,535
Net Income	64,118	81,393	189,955	212,426
Net Income Attributable to Non-Controlling Interests	29,222	35,281	83,787	94,877
Net Income Attributable to PJT Partners Inc.	$34,896	$46,112	$106,168	$117,549
Net Income Per Share of Class A Common Stock
Basic	$1.40	$1.87	$4.25	$4.80
Diluted	$1.32	$1.67	$3.99	$4.40
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,898,355	24,601,311	24,959,382	24,496,285
Diluted	42,117,482	43,547,220	42,358,705	43,127,166

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP Net Income	$64,118	$81,393	$189,955	$212,426
Less: GAAP Provision for Taxes	10,721	13,236	29,494	35,535
GAAP Pretax Income	74,839	94,629	219,449	247,961

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	4,162	3,705	14,888	14,662
Amortization of Intangible Assets(2)	1,927	1,993	7,777	7,776
Spin-Off-Related Payable Due to Blackstone(3)	64	33	199	550
Adjusted Pretax Income	80,992	100,360	242,313	270,949
Adjusted Taxes(4)	14,099	15,136	35,087	38,788
Adjusted Net Income	66,893	85,224	207,226	232,161

If-Converted Adjustments
Less: Adjusted Taxes(4)	(14,099)	(15,136)	(35,087)	(38,788)
Add: If-Converted Taxes(5)	17,007	23,373	54,073	67,090
Adjusted Net Income, If-Converted	$63,985	$76,987	$188,240	$203,859

GAAP Net Income Per Share of Class A Common Stock
Basic	$1.40	$1.87	$4.25	$4.80
Diluted	$1.32	$1.67	$3.99	$4.40
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,898,355	24,601,311	24,959,382	24,496,285
Diluted	42,117,482	43,547,220	42,358,705	43,127,166

Adjusted Net Income, If-Converted Per Share	$1.52	$1.81	$4.44	$4.93
Weighted-Average Shares Outstanding, If-Converted	42,120,075	42,490,854	42,363,237	41,365,572

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP Compensation and Benefits Expense	$205,174	$197,743	$640,040	$683,393
Transaction-Related Compensation Expense(1)	(4,162)	(3,705)	(14,888)	(14,662)
Adjusted Compensation and Benefits Expense	$201,012	$194,038	$625,152	$668,731

Non-Compensation Expenses
Occupancy and Related	$8,898	$8,405	$34,686	$34,282
Travel and Related	4,094	966	9,073	7,345
Professional Fees	3,193	6,937	27,209	23,014
Communications and Information Services	4,512	4,094	18,060	14,669
Depreciation and Amortization	4,215	3,826	15,750	15,055
Other Expenses	8,341	5,403	27,678	26,581
GAAP Non-Compensation Expense	33,253	29,631	132,456	120,946
Amortization of Intangible Assets(2)	(1,927)	(1,993)	(7,777)	(7,776)
Spin-Off-Related Payable Due to Blackstone(3)	(64)	(33)	(199)	(550)
Adjusted Non-Compensation Expense	$31,262	$27,605	$124,480	$112,620

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2021 and 2020 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	24,898,355	24,601,311	24,959,382	24,496,285
Dilutive Impact of Unvested RSUs(6)	1,942,167	2,295,401	1,680,900	1,344,152
Dilutive Impact of Partnership Units(7)	15,276,960	16,650,508	15,718,423	17,286,729
Diluted Shares Outstanding, GAAP	42,117,482	43,547,220	42,358,705	43,127,166

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	24,898,355	24,601,311	24,959,382	24,496,285
Unvested RSUs(8)	1,944,760	2,300,586	1,685,432	1,360,635
Partnership Units(7)	15,276,960	15,588,957	15,718,423	15,508,652
If-Converted Shares Outstanding	42,120,075	42,490,854	42,363,237	41,365,572

	As of December 31,
	2021	2020
Fully-Diluted Shares Outstanding(9)	43,798,482	45,420,101

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense, amortization expense and tax benefit recorded pursuant to the CARES Act.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units and Partnership Units that achieved certain market conditions.
(8)	Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)	Assumes all Partnership Units have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.